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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 28, 2004
                                -----------------
               (Date of Report or Date of earliest event reported)

                               Claimsnet.com inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                                75-2649230
          --------                                                ----------
(State or other jurisdiction                                    (IRS Employer
      of incorporation)                                      Identification No.)

                                    001-14665
                                    ---------
                                   (Commission
                                  File Number)

               14860 Montfort Dr., Suite 250, Dallas, Texas 75254
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (972) 458-1701
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 28, 2004, Registrant borrowed an aggregate of $150,000 from Elmira United Corporation, a 5% shareholder, and issued a convertible promissory note. The promissory note bears interest at the rate of 7.0% per annum. A payment equal to the principal and accrued and unpaid interest on the note is due December 28, 2007. At the option of the holder, at any time or from time to time prior to the maturity date, all or any portion of the outstanding principal and interest may be converted into a number of shares of the Registrant's Common Stock at a conversion price of $0.40 per share.

$96,000 of the proceeds from the promissory note will be used to retire current notes payable due to National Financial Corporation, a related party. The balance of the proceeds will be used to finance the Company's working capital requirements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(s) NONE.

(b) NONE.

(c) EXHIBITS.

         EXHIBIT 10.1. FORM OF PROMISSORY NOTE



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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  JANUARY 3, 2005

                                             CLAIMSNET.COM INC.



                                             BY: /s/ Don Crosbie
                                                 -------------------------------
                                                 NAME: Don Crosbie

                                                 TITLE: President and
                                                        Chief Executive Officer